UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2015

LOJACK CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

1-8439	04-2664794
(Commission File Number)	(IRS Employer Identification No.)

40 Pequot Way, Canton, Massachusetts	02021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-302-4200

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated With Exit or Disposal Activities.
On May 13, 2015, LoJack Corporation (the “Company”) implemented a program to operate more efficiently and better align its cost structure to assist in the Company’s future growth. This program includes the elimination or realignment of approximately 35 positions within the Company. Additionally, the Company has decided to not hire for 17 positions that have become open in the normal course. As a result of this reduction in workforce, the Company expects to incur a pre-tax charge of approximately $402,000 in the second quarter of 2015, comprised of severance and other employee-related costs. Substantially all of these charges will result in cash expenditures over the next four months ending September 30, 2015. The Company expects to complete the program during the third quarter of 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LoJack Corporation Registrant
Date:	May 14, 2015	By:	/s/ José M. Oxholm
José M. Oxholm
Senior Vice President and General Counsel